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                               SUBLEASE AGREEMENT


         THIS SUBLEASE AGREEMENT is made and entered into as of the 1st day of March, 1996, among Cernitin America, Inc. ("Sublessor"), Bigmar, Inc. ("Sublessee").

                                    RECITALS


         A. Sublessor is the "Tenant" under that certain Lease Agreement dated the 14th day of January, 1992 and extended September 7, 1994 pertaining to 1440 rentable square feet of office space in the Suite 20 (the "Leased Premises"), located at 6660 Doubletree Ave., Columbus, Ohio, 43229 (the "Lease"), a copy of which is attached hereto as "Exhibit A," which is incorporated herein by reference.


         B. Sublessor desires to sublet to Sublessee 1440 rentable square feet of the Leased Premises, as shown on "Exhibit B," attached hereto (the "Sublet Premises").


         C. Pursuant to Paragraph 6.4 of the Lease, the Leased Premises may not be sublet without the prior written consent of Landlord.


         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:


         1. Sublet Premises. The Sublet Premises consist of approximately 1440 rentable square feet of space known as Suite 20 in the Leased Premises.


         2. Term. The term of this Sublease Agreement shall commence on the lst day of March l996, and terminate on the 28th day of February 1998.


         3. Rent and Security Deposit. Sublessee agrees to pay to Sublessor as Rent hereunder for the Sublet Premises the total sum of $44,629.92 payable in advance in monthly installments of $1,859.58.




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         4. Sublessee to Pay Rent. The parties to this Sublease Agreement acknowledge that in order to protect this Sublease Agreement, Sublessee must pay the Rent due and owing under the Sublease. Sublessee hereby covenants that it shall pay the Rent under the Sublease for the term of the Sublease and satisfy and perform all other obligations thereunder. In the event Sublessee defaults on any term of the Sublease (including, without limitation, the payment of Rent), Sublessor shall immediately correct such default and remain fully liable under the Sublease during the remaining term.

         5. Terms and Conditions of the Lease. Unless otherwise specifically provided for in this Sublease Agreement, Sublessee shall comply with all provisions of the Lease which are to be observed or performed during the term of this Sublease Agreement as such provisions relate to the Sublet Premises.

         6. No Obligations of Landlord. Landlord shall not be obligated to Sublessee in any respect under this Sublease Agreement.

         7. Sublessor's Indemnification. Sublessor shall indemnify and hold Landlord harmless from and against all losses, costs, damages and expenses of every kind and nature whatsoever (including attorneys' fees) arising out of or in any way connected with this Sublease Agreement.

         8. Miscellaneous Provisions.

         (a) Sublessor and Sublessee acknowledge that no future transfer of the Lease or this Sublease Agreement shall be made without Landlord's prior written consent, as provided in Paragraph 6.4 Of the Lease.

         (b) Except as provided in this Sublease Agreement, all other terms and provisions contained in the Lease remain in full force and effect.

         (c) This Sublease Agreement shall be binding upon the parties hereto and their respective successors, legal representatives and assigns.

         (d) This Sublease Agreement shall be of no legal effect unless and until Landlord shall give its written consent thereto.



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         IN WlTNESS WHEREOF, the parties hereto have caused this Sublease
Agreement to be executed the day and year first above written.


                                          SUBLESSOR:

                                          Cernitin America, Inc.
                                          --------------------------------------
                                          a Ohio corporation
         ATTEST:

RICHARD E. EVANCHICK
- -----------------------------------       BY:        DEBORAH K. RUYAN
RICHARD E. EVANCHICK                         -----------------------------------
                                              Its Secretary of the  Corporation
                                                    Deborah K. Ruyan

                                          SUBLESSEE:

                                          Bigmar, Inc.
                                          --------------------------------------
                                          a Delaware corporation


ATTEST:


RICHARD E. EVANCHICK                      BY:        MICHAEL K. MEDORS
- -----------------------------------          -----------------------------------
RICHARD E. EVANCHICK                             Its Treasurer
                                                     Michael K. Medors

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